AMENDMENT TO
                     AGREEMENT AND PLAN OF MERGER

          THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of November 14, 1995, is between BOTI Holdings, Inc., a Nevada corporation (the "Parent"), BOTI Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of the Parent (the "Purchaser"), and Big O Tires, Inc., a Nevada corporation (the "Company"), and amends the Agreement and Plan of Merger dated as of July 24, 1995 (the "Agreement").

                              RECITALS

          The Investment Committee of the Company and the respective Boards of Directors of the Purchaser, the Parent and the Company have approved this Amendment in order to clarify certain provisions of the Agreement.

                                AGREEMENT

          In consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parent, the Purchaser and the Company hereby agree as follows:
                                 Article I

          All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

                                 Article II

          Section 1.5 (a) of the Agreement shall be amended and restated to read in its entirety as follows:

          (a) Each share of the Company's Common Stock, par value $0.10 per share (the "Shares"), which is issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares (as defined below in Section 1.5(e)), (ii) Shares held by, or which are under contract to be acquired by, any shareholder of the Parent or of the Purchaser, (iii) Shares held by, or which are under contract to be acquired by, the Parent, the Purchaser, the Company or any direct or indirect subsidiary of the Company, the Parent or the Purchaser and (iv) shares held by the ESOP (as defined below) which are to be converted into shares of the Parent as provided in Section 1.5(c)) shall be canceled and extinguished and be converted into and become a right to receive a cash payment of $16.50 per Share, without interest (which payment shall include $0.01 per share for the redemption of the Rights as described in Section 6.2(e)). Such cash payment shall hereinafter be referred to as the "Merger Consideration."

                                Article III

          Section 1.5(c) of the Agreement shall be amended and restated to read in its entirety as follows:

          (c) Each Share which is issued and outstanding immediately prior to the Effective Time and owned by or which is under contract to be acquired by the parties listed in clauses (ii) and (iii) in the parenthetical contained in subsection (a) of this Section 1.5, shall be canceled and retired, and no payment shall be made with respect thereto. Each Share which is issued and outstanding immediately prior to the Effective Time and held by the ESOP shall be either (i) converted into one share of the common stock of the Parent, or (ii) canceled, extinguished and converted into a right to receive the Merger Consideration. The number of Shares to be converted or canceled pursuant to the preceding sentence shall be set forth in a certificate reflecting the number of shares in each category, which will be executed by the ESOP Trustee and the Parent and delivered to the Company prior to the Effective Time.

                                  Article IV

          Section 6.2(g) of the Agreement shall be amended and restated to read in its entirety as follows:

          (g) ESOP PARTICIPATION. At least 80% of the shares held by the Company's Employee Stock Ownership Plan (the "ESOP") are to be converted into shares of the common stock of the Parent as provided in Section 1.5(c).

                                     Article V

          Section 1.6 of the Agreement shall be amended by inserting the following sentence at the end of such section:

          The provisions of this Section 1.6 shall be satisfied if the Company has, prior to the Effective Time, entered into binding agreements with the holders of all Options (other than the Options referred to in clauses (i) and (ii) above) to cancel such Options on the terms described above and has made provision to deliver payment in exchange for the cancellation of such Options within two business days after the Effective Time.

              IN WITNESS WHEREOF, the Parent, the Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their duly authorized respective officers.

                   PARENT:        BOTI HOLDINGS, INC.

                                  By: /s/ Steven P. Cloward

                                  Its: President

                   PURCHASER:     BOTI ACQUISITION CORP.

                                  By: /s/ Steven P. Cloward

                                  Its: President

                   COMPANY:       BIG O TIRES, INC.

                                  By: /s/ John E. Siipola

                                  Its: Chairman

                                  By:  ___________________________

                                  Its:  ___________________________